EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-284221) of Blackbaud, Inc.,
2.Registration Statement (Form S-8 No. 333-288027 pertaining to the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 11, 2025,
3.Registration Statement (Form S-8 No. 333-280223 pertaining to the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 12, 2024,
4.Registration Statement (Form S-8 No. 333-272678 pertaining to the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 14, 2023,
5.Registration Statement (Form S-8 No. 333-265527) pertaining to the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 9, 2022,
6.Registration Statement (Form S-8 No. 333-257030) pertaining to the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 10, 2021,
7.Registration Statement (Form S-8 No. 333-232111) pertaining to the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 13, 2019, and
8.Registration Statement (Form S-8 No. 333-212057) pertaining to the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan;

of our reports dated February 18, 2026, with respect to the consolidated financial statements of Blackbaud, Inc. and the effectiveness of internal control over financial reporting of Blackbaud, Inc. included in this Annual Report (Form 10-K) of Blackbaud, Inc. for the year ended December 31, 2025.

/S/ Ernst & Young LLP

Raleigh, North Carolina
February 18, 2026